Exhibit 99.1

Investor Contact:
William Nettles - Director Corporate
Development & IR
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone, Inc.
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

VeriFone Reports First Quarter Fiscal 2006 Results First-Quarter Revenues Increased 21% EBITDA Margins, as adjusted, were 21% for the Quarter GAAP Net Income increased 136%

San Jose, CA — March 2, 2006 —  VeriFone Holdings, Inc. (NYSE: PAY), a leading global provider of technology that enables electronic payment transactions, today announced financial results for the three months ended January 31, 2006.

                Net revenues, for the three months ended January 31, 2006, were $134.6 million, an increase of 21% over net revenues of $111.3 million for the comparable period of fiscal 2005.  The increase was driven by a 24% increase in net revenues from VeriFone’s International business and a 19% increase in net revenues in VeriFone’s North America business.

                Gross margins, under generally accepted accounting principles (GAAP), for the three months ended January 31, 2006 were 44.3%, compared with 38.3% for the first quarter of fiscal 2005.  Gross margins, excluding non-cash amortization of purchased intangibles and stock-based compensation expense, expanded for the fifth consecutive quarter and reached a record level of 45.6% compared with 40.1% for the first quarter of fiscal 2005.

                Net income, for the three months ended January 31, 2006, was $13.8 million, or $0.20 per diluted share, compared to $5.8 million, or $0.10 per diluted share, for the comparable period of fiscal 2005.  Net Income, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended January 31, 2006 was $16.6 million, or $0.24 per diluted share, compared to $9.4 million, or $0.16 per diluted share, for the comparable period of fiscal 2005.

                EBITDA, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, expanded for the sixth consecutive quarter and reached a record level of $28.3 million, a 63% increase over the $17.3 million recorded in the three months ended January 31, 2005.  As a percent of net revenues, EBITDA, as adjusted, for the three months ended January 31, 2006, reached a record level of 21%, compared to the 15.6% recorded in the three months ended January 31, 2005.

“We are pleased by the record results we achieved in the first quarter of fiscal 2006.  Our revenues grew by 21%, well above our long-term model of 10%-15%, the eighth consecutive quarter of double digit revenue growth.  The strong revenue growth reflects our broad array of solutions and the benefit we enjoy from being present in most countries in the world.  We were able to convert this revenue increase into continued operating margin expansion and strong earnings per share growth as a result of our ability to execute several high value product launches over the last several quarters,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.

First Quarter Highlights

•                  VeriFone signed its first major contract with FIMPE, the association of Mexican banks that is managing this multi-year national terminalization initiative, for approximately $11 million for systems and services to be deployed over the next approximately six months.

•                  As previously announced, in December we received one of the largest Indian orders in VeriFone’s history, winning a 50,000 unit order from ICICI, the country’s largest private bank for Vx 510 systems. The Indian market for point-of-sales systems is growing rapidly and has vast potential given the size and increasing prosperity of the middle class and increasing participation of foreign banks.

•                  In China, we recently announced that our Vx Solutions have been certified to meet the People’s Bank of China’s standard for chip card payment acceptance, indicating our close alliance with this major bank. The bank’s PBOC V2 standard is a localized version of EMV for domestic bank cards. We will now be able to support EMV cards and

China UnionPay branded chip cards, inside and outside of China. VeriFone has a strong presence in all markets that China UnionPay has penetrated in Asia, Europe and the USA.

•                  VeriFone recently announced a major multi-year, multi-million dollar contract award from General Electric’s Retail Sales Finance Unit, one of the leading providers of private label credit card programs. GE’s Retail Sales Finance has relationships with over 200 retail partners and 60,000 independent dealers in the US alone.

•                  VeriFone’s MX870 received PCI PED Security approval from the bankcard associations making it the only PCI certified quarter-inch VGA screen solution in the market.  In addition, VeriFone’s Vx 570 recently received PCI PED Security approval and began shipping during the quarter.

•                  VeriFone announced the VisualPayments Suite, a set of secure, server-based applications for retailers to easily manage data flow to and from consumer-facing solutions in the checkout lane.  The Suite streamlines the set-up and configuration of payment devices, providing remote diagnostics, troubleshooting and downloads. It also provides electronic signature capture, archival and retrieval. In addition, it provides the first practical and economical way to deliver branding, promotion and advertising content directly to the point-of-sale. This unique and innovative software suite is a browser-based, highly flexible, scalable and secure solution and is easily customizable to retailers’ unique requirements.

Financial Measures

Reconciliations for both of the non-GAAP measures presented in this press release are provided at the end of this press release.  Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.

Conference Call

The management of VeriFone will host a conference call, which will be simultaneously webcast, on March 2, 2006 at 1:30 p.m. (PST) to discuss VeriFone’s first quarter results.  Management may provide forward looking guidance on this conference call.  To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 866-272-9941

International callers: 617-213-8895

Passcode: 21375578

To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register.  The recorded audio webcast will be available on VeriFone’s website until March 9, 2006.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until March 9, 2006.  The access code for the replay is 75223751.

-ends-

About VeriFone Holdings, Inc. (www.verifone.com)
VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY), a global leader in secure electronic payment technologies, provides expertise, solutions and services for today with a migration strategy for tomorrow. VeriFone delivers solutions that add value to the point of sale, resulting in improved merchant retention and the generation of new sources of revenue for its partners and customers. VeriFone solutions are specifically designed to meet the needs of vertical markets including financial, retail, petroleum, government and healthcare.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud. For a further list and description of such risks and uncertainties, see our periodic filings with the Securities and Exchange Commission.  VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended January 31,
	2006	2005	Change
		(unaudited)
Net revenues:
System Solutions	$118,685	$97,989	21%
Services	15,945	13,294	20
Total net revenues	134,630	111,283	21
Cost of net revenues:
System Solutions (2)	65,522	59,147	11
Amortization of purchased core and developed technology assets	1,593	1,962	(19)
Total cost of System Solutions, net revenues	67,115	61,109	10
Services (2)	7,913	7,550	5
Total cost of net revenues	75,028	68,659	9

Gross profit	59,602	42,624	40
Operating expenses: (2)
Research and development	11,407	9,494	20
Sales and marketing	14,201	12,044	18
General and administrative	9,698	6,704	45
Amortization of purchased intangible assets	1,159	1,304	(11)
Total operating expenses	36,465	29,546	23

Operating income	23,137	13,078	77
Interest expense	(3,279)	(4,305)	(24)
Interest income	687	11	nm
Other income (expense), net	201	(200)	nm
Income before income taxes	20,746	8,584	142
Provision for income taxes	6,952	2,747	153
Net income	$13,794	$5,837	136%

Net income per share:
Basic	$0.21	$0.11
Diluted	$0.20	$0.10

Weighted-average shares used in computing net income per share:
Basic	65,705	53,397
Diluted	68,810	57,128

	Three Months Ended January 31,
	2006	2005
Gross profit as reported	$59,602	$42,624
Amortization of purchased core and developed technology assets	1,593	1,962
Stock-based compensation	153	—
Gross profit without amortization of purchased core and developed technology assets and stock-based compensation (3)	$61,348	$44,586
As a percentage of net revenues:
Gross profit as reported	44.3%	38.3%
Gross profit without amortization of purchased core and developed technology assets and stock-based compensation	45.6%	40.1%

	Three Months Ended January 31,
	2006	2005
(2) Stock-based compensation included above:
Cost of net revenues	$153	$—
Research and development	180	—
Sales and marketing	331	—
General and administrative	259	15

	$923	$15

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses gross profit without amortization of purchased core and developed technology assets and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	January 31, 2006	October 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,596	$65,065
Marketable securities	21,600	16,769
Accounts receivable, net of allowances of $1,497 and $1,571	92,967	87,424
Inventories	39,024	35,520
Other current assets	21,759	20,835
Total current assets	241,946	225,613

Equipment and improvements, net	5,821	5,873
Purchased intangible assets, net	16,160	18,912
Goodwill	47,260	47,260
Other assets	32,826	31,713

Total assets	$344,013	$329,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,863	$47,161
Income taxes payable	12,511	8,746
Deferred revenue	20,417	17,542
Other current liabilities	36,097	37,729
Current portion of long-term debt	1,956	1,994
Total current liabilities	112,844	113,172

Deferred revenue	6,509	6,835
Long-term debt, less current portion	180,333	180,812
Other long-term liabilities	1,714	2,014

Total stockholders’ equity	42,613	26,538

Total liabilities and stockholders’ equity	$344,013	$329,371

VERIFONE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three Months Ended
	January 31,
	2006	2005
	(unaudited)
Cash flows from operating activities
Net income	$13,794	$5,837
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	2,752	3,266
Depreciation and amortization of equipment and improvements	774	723
Amortization of capitalized software	275	267
Amortization of interest rate caps	56	26
Amortization of debt issuance costs	266	318
Stock-based compensation	923	15
Other	(47)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(5,543)	13,839
Inventories	(3,503)	(13,406)
Deferred tax assets	(853)	(541)
Prepaid expenses and other current assets	(956)	(2,175)
Other assets	(190)	6
Accounts payable	(5,298)	8,703
Income taxes payable	3,765	3,035
Accrued compensation	(1,512)	(886)
Accrued warranty	(333)	109
Deferred revenue	2,549	1,387
Deferred tax liabilities	—	312
Accrued expenses and other liabilities	(473)	(3,870)

Net cash provided by operating activities	6,446	16,965

Cash flows from investing activities
Software development costs capitalized	(428)	(91)
Purchase of equipment and improvements	(610)	(396)
Purchase other assets	(276)	—
Purchases of marketable securities	(55,950)	—
Sales and maturities of marketable securities	51,150	—

Net cash used in investing activities	(6,114)	(487)

Cash flows from financing activities
Proceeds from revolving promissory notes payable and revolver	—	9,600
Repayments of revolving promissory notes payable and revolver	—	(9,600)
Repayment of long-term debt	(462)	(475)
Tax benefit of stock-based compensation	874	—
Repayments of capital leases	(55)	(122)
Proceeds from exercises of stock options and other	369	24
Payment of IPO and follow-on financing costs	—	(583)

Net cash provided by (used in) financing activities	726	(1,156)
Effect of foreign currency exchange rate changes on cash	473	56
Net increase in cash and cash equivalents	1,531	15,378
Cash and cash equivalents, beginning of period	65,065	12,705

Cash and cash equivalents, end of period	$66,596	$28,083

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC.

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended
	January 31,
	2006	2005	Change

North America	$77,175	$64,808	19%
Latin America	23,916	15,913	50
Europe	23,049	19,469	18
Asia	10,692	11,201	(5)
Corporate	(202)	(108)	87

	$134,630	$111,283	21%

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended
	January 31,
	2006	2005	Change(1)
U.S. GAAP net income	$13,794	$5,837	136%
Provision for income taxes	6,952	2,747	153
Interest expense	3,279	4,305	(24)
Interest income	(687)	(11)	nm
Depreciation and amortization of equipment and improvements	774	723	7
Amortization of capitalized software	275	267	3
Amortization of purchased intangible assets	2,752	3,266	(16)
Amortization of step-up in deferred revenue on acquisition	202	108	87
Stock-based compensation (2)	923	15	nm
Management fees to majority shareholder	—	63	nm

EBITDA as Adjusted (3)	$28,264	$17,320	63%

U.S. GAAP net income	$13,794	$5,837	136%
Amortization of purchased intangible assets	2,752	3,266	(16)
Amortization of step-up in deferred revenue on acquisition	202	108	87
Stock-based compensation (2)	923	15	nm
Amortization of debt issuance costs	266	318	(16)
Interest adjustment on debt repaid on initial public offering	—	1,529	nm

Total adjustments	4,143	5,236	(21)

Tax effect of adjustments	1,326	1,676	(21)
Tax effect rate (4)	32%	32%	Nm
Net adjustments	2,817	3,560	(21)

Net Income as Adjusted (3)	$16,611	$9,397	77%

Net Income as Adjusted per diluted share	$0.24	$0.16

Weighted-average shares used in computing diluted net income as adjusted per common share	68,810	57,128

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

(4) Tax effect rate is the Company’s long term tax rate.